UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 12, 2019
(Date of earliest event reported:  June 12, 2019)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59560	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2019, Revlon, Inc. (“Revlon”), which holds 100% of the issued and outstanding capital stock of its wholly owned operating subsidiary, Revlon Consumer Products Corporation (“Products Corporation” and together with Revlon, the “Company”), appointed Ceci Kurzman and Jonathan Schwartz to Products Corporation’s Board of Directors to fill the vacancies on such Board created by the departures of Messrs. Bob Kretzman and Paul Meister, each of whom did not stand for re-election to Revlon’s Board of Directors at Revlon’s 2019 Annual Stockholders’ Meeting held on June 6, 2019.

Ms. Kurzman has been a director of Revlon since February 2013 and serves as a member of Revlon’s Audit Committee and Compensation Committee. Ms. Kurzman serves as President of Nexus Management Group, Inc. (“Nexus”), a talent representation, consulting and private investing group focused on 360-degree marketing and asset-building strategies, which she founded in 2004. Prior to founding Nexus, Ms. Kurzman joined Epic/Sony Music in 1997 as Vice President of Worldwide Marketing and held positions of increasing responsibility there until 2004. From 1992 to 1997, Ms. Kurzman held positions of increasing responsibility at Arista Records, including serving as Director of Artist Development. Ms. Kurzman also serves as a member of the Board of Directors of Choate Rosemary Hall, The Desmond Tutu Peace Foundation, Medecins du Monde, the Barefoot Foundation and Cirque du Soleil Entertainment Group. Ms. Kurzman also serves on the Boards of Directors of Migreat Ltd., Tortoise Media Ltd. and the Women’s Forum of New York.

Mr. Schwartz has been a director of Revlon since May 2017. He has served as the Chief Legal and Corporate Affairs Officer of Univision Communications Inc. (“Univision”) since May 2016. Prior to that, Mr. Schwartz served as Executive Vice President, General Counsel & Head of Government Relations and Secretary for Univision from December 2012 until May 2016. Prior to joining Univision, Mr. Schwartz served as Managing Director and General Counsel for JPMorgan’s Investment Banking division from 2010 until 2012. Previously, Mr. Schwartz was Executive Vice President and General Counsel at Cablevision Systems Corporation from 2003 until 2009. Mr. Schwartz served as Senior Vice President and Deputy General Counsel of AOL Time Warner Inc. from 2002 until 2003, and as General Counsel of Napster, Inc. from 2001 until 2002. From 1995 to 2001, Mr. Schwartz served in various roles in the Office of the Deputy Attorney General at the U.S. Department of Justice in Washington D.C., including as Principal Associate Deputy Attorney General. Prior to that, Mr. Schwartz served as a federal prosecutor in the U.S. Attorney’s Office for the Southern District of New York and as a law clerk to Judge Harry T. Edwards on the U.S. Court of Appeals for the D.C. Circuit and to Associate Justice Thurgood Marshall on the U.S. Supreme Court. Mr. Schwartz is a member of the Council on Foreign Relations, the Dean’s Advisory Council at Stanford Law School and the University of Pennsylvania’s Athletics Board of Overseers.

Ms. Kurzman and Mr. Schwartz do not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel &
Secretary
June 12, 2019